UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

On October 9, 2019, the Board of Directors (the “Board”) of BridgeBio Pharma, Inc. (the “Company”) appointed Yi Ching Yau as the Company’s Chief Accounting Officer, effective as of October 7, 2019 (the “Yau Start Date”). In this role, Ms. Yau will be the Company’s “principal accounting officer” as such term is used for purposes of the rules and regulations of the Securities and Exchange Commission.

In connection with Ms. Yau’s appointment, the Company also entered into an offer letter agreement with her, effective as of the Yau Start Date. Ms. Yau’s employment is at-will. The offer letter provides for an initial annual base salary of $450,000 and an annual performance-based incentive cash bonus in an amount initially targeted to 40% of Ms. Yau’s then-current annualized base salary. The Company will also pay Ms. Yau a one-time bonus of $1,000,000 (the “Added Bonus”), payable in first payroll period following the three-year anniversary of the Yau Start Date and subject to the achievement of certain performance goals. In the event Ms. Yau is terminated without cause (as defined in the offer letter) by the Company or an acquirer or resigns for good reason (as defined in the offer letter) in the one month before or within twelve months after a change of control, Ms. Yau is entitled to 100% of the Added Bonus. The Company will also pay Ms. Yau a sign-on bonus of $150,000 (the “Sign-on Bonus”), payable in a lump sum within 30 days of the Start Date. The Sign-on Bonus is subject to repayment if Ms. Yau’s employment is terminated under certain circumstances within three years of the Start Date.

The Company also agreed to grant Ms. Yau a non-qualified stock option to purchase shares of the Company’s common stock valued at $800,000 on the date of grant (the “Yau New Hire Stock Option”). The Yau New Hire Stock Option vests over four years as follows: one-fourth will vest on the first anniversary of the Yau Start Date; and the remaining three-fourths will vest in 36 equal monthly installments, with the option becoming fully vested on the fourth anniversary of the Yau Start Date. The Company also agreed to grant Ms. Yau restricted stock units, valued at $400,000 on the date of grant of which 1/4th will vest after Ms. Yau’s first year of employment and the remaining 3/4ths will vest in equal quarterly installments over the next three years thereafter (collectively, the restricted stock units and the Yau New Hire Stock Options, the “Yau New Hire Equity Awards”). The Yau New Hire Equity Awards are subject to Ms. Yau’s continued service with the Company through the applicable vesting dates and to acceleration upon the occurrence of certain events as set forth in the equity award agreements and her offer letter.

The foregoing description of the terms of Ms. Yau’s offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the offer letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.

Prior to joining us, Ms. Yau served as the Vice President of Finance at Nektar Therapeutics, starting in May 2018. From November 2013 to May 2018, Ms. Yau served as the Executive Director Corporate Controller of Theravance Biopharma. Prior to joining Theravance, Ms. Yau was the Senior Manager Assurance at Ernst & Young LLP from October 2003 to November 2013. She received her Bachelor of Accountancy from Nanyang Technological University in 1999.

There are no arrangements or understandings between Ms. Yau and any other persons pursuant to which Ms. Yau was appointed as Chief Accounting Officer of the Company. There are also no family relationships between Ms. Yau and any director or executive officer of the Company and she has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 9, 2019, the Board of the Company also appointed Brian Stolz as the Company’s Chief Operating Officer, effective as of October 7, 2019 (the “Stolz Start Date”). In connection with Mr. Stolz’s appointment, the Company also entered into an offer letter agreement with him, effective as of the Stolz Start Date. Mr. Stolz’s employment is at-will. The offer letter provides for an initial annual base salary of $625,000 and an annual performance-based incentive cash bonus in an amount initially targeted to 60% of Mr. Stolz’s then-current annualized base salary. The Company also agreed to grant Mr. Stolz $600,000 in shares of the Company’s common stock (the “Signing Bonus Shares”). In the event Mr. Stolz’s employment with the Company terminates under certain circumstances within 24 months after the Stolz Start Date, Mr. Stolz will be required to pay the Company an amount equal to $600,000 (less applicable taxes and withholdings), multiplied by a fraction, the numerator of which is equal to the number of months remaining in the two-year period as measured from the Stolz Start Date, and the denominator of which is 24.

The Company also agreed to grant Mr. Stolz a non-qualified stock option to purchase (i) a number of shares of the Company’s common stock equal to $1.045 million divided by the Black Scholes value of an option to purchase one share of the Company’s common stock on the date of grant (the “Stolz New Hire Stock Option”). The Stolz New Hire Stock Option vests over four years as follows: one-fourth will vest on the first anniversary of the date the offer letter is executed; and the remaining three-fourths will vest in 36 equal monthly installments, with the option becoming fully vested on the fourth anniversary of the date the offer letter is executed. The Company also agreed to grant Mr. Stolz (i) a number of time-based restricted stock units, determined by dividing $2.090 million by the closing price of a share of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant, which vest over four years as follows: one-fourth will vest on the first anniversary of the date the offer letter is executed; and the remaining three-fourths will vest in equal quarterly installments, with the restricted stock units becoming fully vested on the fourth anniversary of the date the offer letter is executed and (ii) a number of performance-based based restricted stock units determined by dividing $1.045 million by the closing price of a share of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant, with performance targets to be measured three years from the date the offer letter is executed (collectively, the Signing Bonus Shares, the restricted stock units and the Stolz New Hire Stock Options, the “Stolz New Hire Equity Awards”). The Stolz New Hire Equity Awards are subject to Mr. Stolz’s continued service with the Company through the applicable vesting dates and to acceleration upon the occurrence of certain events as set forth in the equity award agreements and his offer letter.

The foregoing description of the terms of Mr. Stolz’s offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the offer letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.

Prior to joining us, Mr. Stolz was the Chief People Officer at Activision Blizzard, Inc. starting in May 2016. Prior to joining Activision, Mr. Stolz served as the Senior Vice President, Neurology & Other, Generics, Obagi and President of OraPharma from July 2015 to May 2016, and as Executive Vice President, Chief Administration Officer and Chief Human Resources Officer for Valeant Pharmaceuticals from July 2011 to July 2015. Mr. Stolz earned a B.S. in Finance from Georgetown University in 1997 and an M.B.A. from Harvard University in 2004.

There are no arrangements or understandings between Mr. Stolz and any other persons pursuant to which Mr. Stolz was appointed as Chief Operating Officer of the Company. There are also no family relationships between Mr. Stolz and any director or executive officer of the Company and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: October 11, 2019	/s/ Brian C. Stephenson
Brian C. Stephenson Chief Financial Officer